Exhibit 99.1

FOR IMMEDIATE RELEASE

Blue Foundry Bancorp Reports Third Quarter 2023 Results

RUTHERFORD, NJ, October 25, 2023 — Blue Foundry Bancorp (NASDAQ:BLFY) (the “Company”), the holding company for Blue Foundry Bank (the “Bank”), today reported a net loss of $1.4 million, or $0.06 per diluted common share, for the three months ended September 30, 2023, compared to net loss of $1.8 million, or $0.08 per diluted common share, for the three months ended June 30, 2023, and net income of $1.2 million for the three months ended September 30, 2022.
James D. Nesci, President and Chief Executive Officer, commented, “Blue Foundry remains well capitalized with credit quality at historically stable levels. In addition to strong on-balance sheet liquidity, we have access to multiple sources of liquidity.”
He continued, “We have also been pleased with the resourcefulness of our management team and employees in managing expenses. This has helped offset some of the pressure on net interest income we are experiencing as the current rate environment continues to adversely affect our margin.”
Highlights for the third quarter of 2023:
•Non-interest expense decreased $574 thousand, or 4.4%, sequentially, primarily driven by lower compensation and benefits expenses.
•Release of provision for credit losses of $717 thousand due to the impact of the change in forecast on the loan portfolio, coupled with a decline in portfolio balances and unused lines.
•Uninsured deposits to third-party customers totaled approximately 10% of total deposits as of September 30, 2023.
•Interest income for the quarter was $20.2 million, an increase of $408 thousand, or 2.1%, compared to the prior quarter.
•Interest expense for the quarter was $10.3 million, an increase of $1.4 million, or 16.2%, compared to the prior quarter.
•Net interest margin decreased 23 basis points from the prior quarter to 1.94%.
•The Company executed $50 million of hedges on interest rates to reduce the Company’s sensitivity to interest rate by locking in spread.
•Tangible book value per share was $14.24.
•298,210 shares were repurchased at a weighted average cost of $9.51 per share.
Lending Franchise
The Company continues to diversify its lending franchise by focusing on growing the commercial portfolio. During the first nine months of 2023, total loans increased by $25.9 million primarily due to growth within the Company’s non-residential real estate, construction and commercial and industrial portfolios.
The details of the loan portfolio are below:

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(In thousands)
Residential one-to-four family	$567,384	$580,396	$592,809	$597,254
Multifamily	689,966	696,956	695,207	690,690
Non-residential real estate	236,325	237,247	239,844	216,061
Construction and land	45,064	36,032	28,141	17,799
Junior liens	22,297	21,338	19,644	18,631
Commercial and industrial	9,904	9,743	10,357	4,653
Consumer and other	50	33	58	39
Total loans	1,570,990	1,581,745	1,586,060	1,545,127
Less: Allowance for credit losses	13,872	14,413	14,153	13,400
Loans receivable, net	$1,557,118	$1,567,332	$1,571,907	$1,531,727

Retail Banking Franchise
As of September 30, 2023, deposits totaled $1.25 billion, a decrease of $35.8 million, or 2.77%, from December 31, 2022. The Company’s strategy is to focus on attracting the full banking relationship of small- to medium-sized businesses through an extensive suite of deposit products; however, the rate environment in the northern New Jersey market has intensified competition for deposits. The reduction of $191.9 million in core deposits was partially offset by an increase of $156.1 million in time deposits.
The details of deposits are below:

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(In thousands)
Non-interest bearing deposits	$23,787	$26,067	$32,518	$37,907
NOW and demand accounts	378,268	404,407	427,281	410,937
Savings	278,665	315,713	361,871	423,758
Core deposits	680,720	746,187	821,670	872,602
Time deposits	572,384	521,074	422,911	416,260
Total deposits	$1,253,104	$1,267,261	$1,244,581	$1,288,862
Financial Performance Overview:
Third quarter of 2023 compared to the third quarter of 2022
Net interest income compared to the third quarter of 2022:
•Net interest income was $9.9 million in the three months ended September 30, 2023 compared to $13.8 million in same period in 2022 due to increases in rates paid on interest-bearing liabilities.
•Net interest margin decreased by 90 basis points to 1.94%.
•Yield on average interest-earning assets increased 60 basis points to 3.97%, while the cost of average interest-bearing liabilities increased 201 basis points to 2.49%.
•Average loans increased by $112.1 million and average interest-bearing liabilities increased by $157.2 million.
Non-interest expense compared to the third quarter of 2022:
•Non-interest expense was $12.4 million, a decrease of $1.1 million excluding the provision for commitments and letters of credit, driven by a decrease of $793 thousand in compensation and benefits expenses, a decrease of $366 thousand in professional services, a decrease of $168 thousand in other operating expenses and a decrease of $86 thousand in data processing partially offset by an increase of $183 thousand in occupancy and equipment and an increase of $165 thousand in FDIC assessment.
•Since the adoption of the current expected credit loss (CECL) methodology on January 1, 2023, the provision for commitments and letters of credit is recorded in the provision for credit losses. This expense was previously recorded in non-interest expense. During the third quarter of 2022, the Company recorded a $170 thousand provision for commitments and letters of credit.
Income tax expense compared to the third quarter of 2022:
•The Company did not record a tax benefit for the loss incurred during the current quarter due to the full valuation allowance required on its deferred tax assets. The prior year quarter effective tax rate of 9.0% was a result of the taxable income produced during the prior year quarter, partially offset by the ability to utilize a portion of the net operating losses that were fully reserved.
•The Company’s current tax position reflects the previously established full valuation allowance on its deferred tax assets. At September 30, 2023, the valuation allowance on deferred tax assets was $23.1 million.

Nine months ended September 30, 2023 compared to the nine months ended September 30, 2022
Net interest income compared to the nine months ended September 30, 2022:
•Net interest income was $32.7 million, a decrease of $6.2 million.
•Net interest margin decreased 58 basis points to 2.18%.
•Yield on average interest-earning assets increased 73 basis points to 3.91% while the cost of average interest-bearing liabilities increased 160 basis points to 2.15%.
•Average loans increased by $198.9 million and average interest-bearing deposits decreased by $5.2 million.
•Average borrowings increased by $190.0 million.
•The Company executed $150 million of hedges on interest rates with maturities ranging from three to five years. The Company’s hedging program aims to reduce the Company’s sensitivity to interest rate by locking in spread.
Non-interest expense compared to the nine months ended September 30, 2022:
•Non-interest expense was $39.0 million, a decrease of $993 thousand excluding the provision for commitments and letters of credit, driven by decreases of $889 thousand in fees for professional services and $759 thousand in advertising, partially offset by increases of $494 thousand in occupancy and equipment costs, $324 thousand in FDIC assessment and $179 thousand in data processing expense.
•The Company recorded a $108 thousand provision for commitments and letters of credit in the first nine months of 2022.
Income tax expense compared to the nine months ended September 30, 2022:
•The Company did not record a tax benefit for the loss incurred during the nine months ended September 30, 2023 due to the full valuation allowance required on its deferred tax assets. The effective tax rate for the nine months ended September 30, 2022 of 8.7% was a result of the taxable income produced during the prior year period, partially offset by the ability to utilize a portion of the net operating losses that were fully reserved.
•The Company’s current tax position reflects the previously established full valuation allowance on its deferred tax assets. At September 30, 2023, the valuation allowance on deferred tax assets was $23.1 million.
Balance Sheet Summary:
September 30, 2023 compared to December 31, 2022
Cash and cash equivalents:
•Cash and cash equivalents increased $11.2 million compared to December 31, 2022.
Securities available-for-sale:
•Securities available-for-sale decreased $30.6 million to $283.6 million due to amortization and payoffs.
•Unrealized losses increased $5.9 million to $41.9 million.
Total loans:
•Total loans held for investment increased $25.9 million to $1.57 billion.
•Construction and land loans increased $27.3 million, non-residential real estate loans increased $20.3 million and commercial and industrial loans increased $5.3 million.
•A residential loan totaling $593 thousand was transferred to other real estate owned.

Deposits:
•Deposits totaled $1.25 billion, a decrease of $35.8 million from December 31, 2022, largely the result of the competitive rate environment.
•Core deposits (defined as non-interest bearing checking, NOW and demand accounts and savings accounts) represented 54.3% of total deposits, compared to 67.7% at December 31, 2022 and 71.1% at September 30, 2022.
•Brokered deposits totaled $125.0 million at September 30, 2023, an increase of $50.0 million from December 31, 2022.
•Uninsured and uncollateralized deposits to third party customers were $127.3 million, or 10% of total deposits, at the end of the third quarter.
Borrowings:
•FHLB borrowings increased by $92.0 million to $402.5 million to support loan growth and replace deposit attrition.
•As of September 30, 2023, the Company had $336.6 million of additional borrowing capacity at the FHLB and $32.5 million of other unsecured lines of credit.
Capital:
•Shareholders’ equity decreased by $34.6 million to $359.1 million. The decrease was primarily driven by the repurchase of shares at a cost of $30.5 million.
•In addition, the net loss of $4.5 million and the $2.4 million reduction in accumulated other comprehensive income was partially offset by stock-based compensation activity.
•Tangible equity to tangible assets was 17.07% and tangible common equity per share outstanding was $14.24.
•The Bank’s capital ratios remain above the FDIC’s “well capitalized” standards.
Asset quality:
•As of September 30, 2023, the Allowance for Credit Losses as a percentage of gross loans was 0.88%.
•The Company recorded a net release of provision for credit losses of $717 thousand for the quarter ended September 30, 2023, driven by decreases in the allowance for loans and in the allowance for commitments.
•Non-performing loans totaled $6.1 million, or 0.39% of total loans compared to $7.8 million, or 0.50% of total loans at December 31, 2022, and $8.4 million, or 0.56% of total loans at September 30, 2022.
•Net charge-offs were $26 thousand for the quarter ended September 30, 2023 and $43 thousand for the nine months ended September 30, 2023.
•Ratio of non-performing loans to allowance for credit losses on loans was 225.97% at September 30, 2023 compared to 172.52% at December 31, 2022 and 161.73% at September 30, 2022.

About Blue Foundry
Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with a presence in Bergen, Essex, Hudson, Morris, Passaic, Somerset and Union counties, Blue Foundry Bank is a full-service, innovative bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.

Conference Call Information
A conference call covering Blue Foundry’s third quarter 2023 earnings announcement will be held today, Wednesday, October 25, 2023 at 11:00 a.m. (EDT). To listen to the live call, please dial 1-833-470-1428 (toll free) or +1-404-975-4839 (international) and use access code 849840. The webcast (audio only) will be available on ir.bluefoundrybank.com. The conference call will be recorded and will be available on the Company’s website for one month.
Contact:
James D. Nesci
President and Chief Executive Officer
BlueFoundryBank.com
jnesci@bluefoundrybank.com
201-972-8900

Forward Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.
Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; the effects of the recent turmoil in the banking industry (including the failures of two financial institutions); adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums; changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; a failure or breach of our operational or security systems or infrastructure, including cyber-attacks; the inability of third party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related there to; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; the current or anticipated impact of military conflict, terrorism or other geopolitical events; the impact of potential government shutdown; the ability of the U.S. Government to manage federal debt limits; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Financial Condition

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(unaudited)	(unaudited)	(unaudited)
	(Dollars in Thousands)
ASSETS
Cash and cash equivalents	$52,407	$45,759	$57,621	$41,182
Securities available-for-sale, at fair value	283,649	300,923	309,083	314,248
Securities held to maturity	33,298	33,445	33,472	33,705
Other investments	20,515	20,420	21,070	16,069
Loans held-for-sale	2,435	2,497	2,552	—
Loans, net	1,557,118	1,567,332	1,571,907	1,531,727
Real estate owned, net	593	—	—	—
Interest and dividends receivable	7,787	7,285	7,375	6,893
Premises and equipment, net	32,031	31,519	30,839	29,825
Right-of-use assets	25,885	26,594	26,320	25,906
Bank owned life insurance	21,919	21,802	21,688	21,576
Other assets	22,939	22,938	19,128	22,207
Total assets	$2,060,576	$2,080,514	$2,101,055	$2,043,338

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,253,104	$1,267,261	$1,244,581	$1,288,862
Advances from the Federal Home Loan Bank	402,500	399,500	422,500	310,500
Advances by borrowers for taxes and insurance	9,615	9,862	9,695	9,302
Lease liabilities	27,466	28,130	27,799	27,324
Other liabilities	8,742	9,227	10,787	13,632
Total liabilities	1,701,427	1,713,980	1,715,362	1,649,620

Shareholders’ equity	359,149	366,534	385,693	393,718
Total liabilities and shareholders’ equity	$2,060,576	$2,080,514	$2,101,055	$2,043,338

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Operations
(Dollars in Thousands Except Per Share Data) (Unaudited)

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(Dollars in thousands)
Interest income:
Loans	$16,728	$16,481	$13,692	$48,778	$37,792
Taxable investment income	3,339	3,172	2,571	9,663	6,708
Non-taxable investment income	106	112	109	329	344
Total interest income	20,173	19,765	16,372	58,770	44,844
Interest expense:
Deposits	7,034	5,173	1,424	16,361	3,256
Borrowed funds	3,263	3,686	1,133	9,686	2,672
Total interest expense	10,297	8,859	2,557	26,047	5,928
Net interest income	9,876	10,906	13,815	32,723	38,916
Provision for (release of) credit losses	(717)	143	(419)	(597)	(777)
Net interest income after provision for (release of) credit losses	10,593	10,763	14,234	33,320	39,693
Non-interest income:
Fees and service charges	291	280	650	833	1,815
Gain on securities, net	—	—	—	—	14
Gain on sale of loans	—	24	—	159	—
Other income	78	76	149	241	391
Total non-interest income	369	380	799	1,233	2,220
Non-interest expense:
Compensation and employee benefits	6,640	7,065	7,433	21,552	21,627
Occupancy and equipment	2,104	2,124	1,921	6,210	5,716
Data processing	1,473	1,535	1,559	4,609	4,430
Advertising	85	77	125	234	993
Professional services	646	764	1,012	2,390	3,279
Provision (release of provision) for commitments and letters of credit	—	—	170	—	(108)
Federal deposit insurance	263	231	98	599	275
Other	1,183	1,172	1,351	3,425	3,692
Total non-interest expense	12,394	12,968	13,669	39,019	39,904
(Loss) income before income tax expense	(1,432)	(1,825)	1,364	(4,466)	2,009
Income tax expense	—	—	123	—	175
Net (loss) income	$(1,432)	$(1,825)	$1,241	$(4,466)	$1,834
Basic (loss) earnings per share	$(0.06)	$(0.08)	$0.05	$(0.18)	$0.07
Diluted (loss) earnings per share	$(0.06)	$(0.08)	$0.05	$(0.18)	$0.07
Weighted average shares outstanding-basic	23,278,490	24,249,714	26,128,851	24,289,599	26,278,775
Weighted average shares outstanding-diluted	23,278,490	24,249,714	26,246,039	24,289,599	26,318,267
(1) The assumed vesting of outstanding restricted stock units had an antidilutive effect on diluted earnings per share due to the Company’s net loss for the 2023 periods.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands Except Per Share Data) (Unaudited)

	Three months ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Performance Ratios (%):
(Loss) return on average assets	(0.27)	(0.35)	(0.24)	0.11	0.25
(Loss) return on average equity	(1.55)	(1.95)	(1.25)	0.56	1.20
Interest rate spread (1)	1.48	1.75	2.05	2.35	2.68
Net interest margin (2)	1.94	2.17	2.42	2.62	2.84
Efficiency ratio (non-GAAP) (3)	120.98	114.90	109.92	97.76	92.37
Average interest-earning assets to average interest-bearing liabilities	123.05	130.77	126.39	128.30	130.30
Tangible equity to tangible assets (4)	17.07	17.59	18.33	19.24	19.72
Book value per share (5)	$14.27	$14.38	$14.08	$14.30	$14.11
Tangible book value per share (5)	$14.24	$14.35	$14.06	$14.28	$14.09

Asset Quality:
Non-performing loans	$6,139	$7,736	$7,481	$7,767	$8,409
Real estate owned, net	593	—	—	—	—
Non-performing assets	$6,732	$7,736	$7,481	$7,767	$8,409
Allowance for credit losses to total loans (%)	0.88	0.91	0.89	0.87	0.91
Allowance for credit losses to non-performing loans (%)	225.97	186.31	189.18	172.52	161.73
Non-performing loans to total loans (%)	0.39	0.49	0.47	0.50	0.56
Non-performing assets to total assets (%)	0.33	0.37	0.36	0.38	0.42
Net charge-offs to average outstanding loans during the period (%)	0.01	—	—	(0.01)	0.01

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.
(3) Efficiency ratio represents adjusted non-interest expense divided by the sum of net interest income plus non-interest income.
(4) Tangible equity equals $358.5 million, which excludes intangible assets ($644 thousand of capitalized software). Tangible assets equal $2.10 billion and exclude intangible assets.
(5) September 30, 2023 per share metrics computed using 25,174,412 total shares outstanding.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Three Months Ended,
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Assets:
Loans (1)	$1,577,173	$16,728	4.21%	$1,583,057	$16,481	4.18%	$1,465,114	$13,692	3.71%
Mortgage-backed securities	170,326	840	1.96%	174,398	967	2.22%	197,406	1,055	2.12%
Other investment securities	194,953	1,507	3.07%	198,588	1,505	3.04%	204,506	1,230	2.39%
FHLB stock	21,047	456	8.60%	22,832	342	6.00%	13,141	139	4.20%
Cash and cash equivalents	51,884	642	4.91%	40,614	470	4.64%	49,163	256	2.07%
Total interest-earning assets	2,015,383	20,173	3.97%	2,019,489	19,765	3.93%	1,929,330	16,372	3.37%
Non-interest earning assets	58,042			56,280			61,264
Total assets	$2,073,425			$2,075,769			$1,990,594
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	$684,228	2,123	1.23%	$754,048	2,217	1.18%	$831,191	759	0.36%
Time deposits	558,252	4,911	3.49%	442,547	2,956	2.68%	405,823	665	0.65%
Interest-bearing deposits	1,242,480	7,034	2.25%	1,196,595	5,173	1.73%	1,237,014	1,424	0.46%
FHLB advances	395,359	3,263	3.27%	432,137	3,686	3.42%	243,647	1,133	1.84%
Total interest-bearing liabilities	1,637,839	10,297	2.49%	1,628,732	8,859	2.18%	1,480,661	2,557	0.69%
Non-interest bearing deposits	25,540			26,914			49,869
Non-interest bearing other	44,628			44,240			48,103
Total liabilities	1,708,007			1,699,886			1,578,633
Total shareholders' equity	365,418			375,883			411,961
Total liabilities and shareholders' equity	$2,073,425			$2,075,769			$1,990,594
Net interest income		$9,876			$10,906			$13,815
Net interest rate spread (2)			1.48%			1.75%			2.68%
Net interest margin (3)			1.94%			2.17%			2.84%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Nine Months Ended September 30,
	2023			2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Assets:
Loans (1)	$1,571,204	$48,778	4.15%	$1,372,306	$37,792	3.68%
Mortgage-backed securities	174,742	2,789	2.13%	191,662	2,842	1.98%
Other investment securities	197,522	4,523	3.06%	204,009	3,395	2.22%
FHLB stock	21,343	1,106	6.93%	11,080	371	4.48%
Cash and cash equivalents	46,363	1,574	4.54%	103,526	444	0.57%
Total interest-earning assets	2,011,174	58,770	3.91%	1,882,583	44,844	3.18%
Non-interest earning assets	56,762			69,008
Total assets	$2,067,936			$1,951,591
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	$753,419	$6,350	1.13%	$799,762	$1,323	0.22%
Time deposits	472,866	10,011	2.83%	431,724	1,933	0.60%
Interest-bearing deposits	1,226,285	16,361	1.78%	1,231,486	3,256	0.35%
FHLB advances	395,800	9,686	3.27%	205,828	2,672	1.74%
Total interest-bearing liabilities	1,622,085	26,047	2.15%	1,437,314	5,928	0.55%
Non-interest bearing deposits	23,092			45,338
Non-interest bearing other	44,572			47,691
Total liabilities	1,689,749			1,530,343
Total shareholders' equity	378,187			421,248
Total liabilities and shareholders' equity	$2,067,936			$1,951,591
Net interest income		$32,723			$38,916
Net interest rate spread (2)			1.76%			2.64%
Net interest margin (3)			2.18%			2.76%
(1) Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Adjusted Pre-Provision Net Revenue (Non-GAAP)
(Unaudited)
This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Blue Foundry's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Blue Foundry's financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Blue Foundry strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
Net income, as presented in the Consolidated Statements of Operations, includes the provision for credit losses (in the 2023 periods), provision for loan losses and provision for commitments and letters of credit (in the 2022 periods) and income tax expense, while pre-provision net revenue does not.

	Three months ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(Dollars in thousands, except per share data)
Pre-provision net revenue and efficiency ratio, as adjusted:
Net interest income	$9,876	$10,906	$11,941	$12,927	$13,815
Other income	369	380	484	444	799
Operating expenses, as reported	12,394	12,968	13,657	12,869	13,669
Less: Provision for commitments and letters of credit	—	—	—	(203)	170
Operating expenses, as adjusted	12,394	12,968	13,657	13,072	13,499
Pre-provision net (loss) revenue, as adjusted	$(2,149)	$(1,682)	$(1,232)	$299	$1,115
Efficiency ratio, as adjusted	121.0%	114.9%	109.9%	97.8%	92.4%

Core deposits:
Total deposits	$1,253,104	$1,267,261	$1,244,581	$1,288,862	$1,266,497
Less: time deposits	572,384	521,074	422,911	416,260	365,548
Core deposits	$680,720	$746,187	$821,670	$872,602	$900,949
Core deposits to total deposits	54.3%	58.9%	66.0%	67.7%	71.1%

Tangible equity:
Shareholders’ equity	$359,149	$366,534	$385,693	$393,718	$397,338
Less: intangible assets	644	730	781	798	760
Tangible equity	$358,505	$365,804	$384,912	$392,920	$396,578

Tangible book value per share:
Tangible equity	$358,505	$365,804	$384,912	$392,920	$396,578
Shares outstanding	25,174,412	25,493,422	27,385,482	27,523,219	28,155,292
Tangible book value per share	$14.24	$14.35	$14.06	$14.28	14.09